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                                                                    EXHIBIT 99.7
[STAMP]


                         CONSENT TO USE OF SIMILAR NAME

                                       BY

               NORTH AMERICAN SECURITY & FIRE, ACQUISITION, INC.

                                       FOR

                      NORTH AMERICAN SECURITY & FIRE, INC.



WE THE UNDERSIGNED, Officers of NORTH AMERICAN SECURITY & FIRE, INC. ("the Corporation") hereby certify:

         1. The former name of this Corporation was North American Security & Fire, Inc.

         2. This consenting corporation has this day changed its name to North American Security & Fire Acquisitions, Inc.

         3. This consenting corporation is creating a new wholly-ownned Nevada subsidiary to be called North American Security & Fire, Inc.

         4. Now, therefore this consenting corporation does hereby consent to the use of the similar name by its newly created subsidiary.


Dated:  December 21, 1998



/s/ KIRT W. JAMES                                            /s/ J. DAN SIFFORD

Kirt W. James                                                    J. Dan Sifford
PRESIDENT AND SECRETARY                                  CHAIRMAN AND TREASURER